PROXY STATEMENT PURSUANT TO SECTION 14 (A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

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Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X] Preliminary Proxy Statement    [_] Confidential, for Use of the Commission
                                       Only (as permitted by Rule 14a-6(e) (2))
[_] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (s) 240.14a-11(c) or (s) 240.14a-12

                       Camden National Corporation
        ----------------------------------------------------------
             (Name of Registrant as Specified In Its Charter)

                       Camden National Corporation
        ----------------------------------------------------------
                (Name of Person(s) Filing Proxy Statement)

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         ____________________________________________________________________
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         ____________________________________________________________________
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          _____________________________________________________________________
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     (4)  Date Filed:
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CAMDEN NATIONAL CORPORATION
Two Elm Street
Camden, Maine 04843



Dear Shareholders:

    You are cordially invited to attend a Special Meeting of Shareholders of Camden National Corporation (the "Company") to be held on the 9th day of November, 1998, at 3:30 p.m., local time, at the Service Center, Fox Ridge Office Park, Route One, Rockport, Maine 04856. Your Notice of the Special Meeting, Proxy Statement and Proxy Form are enclosed.

    At the Special Meeting, you will be asked to 1) consider and act upon a proposal to approve an amendment to the Company's Articles of Incorporation to increase the number of authorized shares of Common Stock from 5,000,000 shares to 10,000,000 shares and 2) consider and act upon any other business which may properly come before the meeting.

    The Board of Directors recommends that you vote "FOR" the amendment to the Company's Articles of Incorporation authorizing an increase in the number of authorized shares of Common Stock from 5,000,000 shares to 10,000,000 shares.

    Your vote is extremely important. Therefore, whether or not you plan to attend the Special Meeting in person, we ask that you return your completed Proxy, using the envelope provided, as soon as possible and in any case no later than 5:00 p.m. on November 6, 1998.

    As always, your continued support is greatly appreciated.


Sincerely,



Rendle A. Jones
Chairman of the Board



Keith C. Patten
President and Chief Executive Officer



Date:  September 30, 1998




                       CAMDEN NATIONAL CORPORATION

                NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                       to be held November 9, 1998


TO OUR SHAREHOLDERS:

    Notice is hereby given that pursuant to the call of the Board of Directors, a Special Meeting of Shareholders of Camden National Corporation (the "Company") will be held on November 9, 1998, at 3:30 p.m., local time, at the Service Center of Camden National Corporation, Fox Ridge Office Park, Route One, Rockport, Maine 04856.

    The purposes of the meeting are:

     (1) To consider and act upon a proposal to approve an amendment to the Company's Articles of Incorporation to increase the number of authorized shares of Common Stock from 5,000,000 shares to 10,000,000 shares.

     (2) To consider and act upon any other business which may properly come before the meeting.

     Only shareholders of record at the close of business on September 28, 1998 will be entitled to vote at the meeting. To be sure that your shares are represented at the meeting, you are urged to vote, sign, date and promptly return the enclosed Proxy in the envelope provided. You may revoke your Proxy at any time prior to the time it is voted.

                                    By Order of the Board of Directors



                                    Arthur E. Strout
                                    Secretary

Date:  September 30, 1998


IMPORTANT--PLEASE MAIL YOUR PROXY PROMPTLY. In order that there may be proper representation at the meeting, you are urged to sign and return the enclosed Proxy in the envelope provided as soon as possible and no later than 5:00 p.m., November 6, 1998. Shares of Common Stock represented by Proxies which are returned unmarked will be voted in favor of the amendment to the Articles of Incorporation and, in the discretion of Management, upon such other business as may properly be presented at the meeting.






                             PROXY STATEMENT

                     SPECIAL MEETING OF SHAREHOLDERS
                       TO BE HELD November 9, 1998

                           GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of Proxies by Management under the direction of the Board of Directors of the Company for use at the Special Meeting of Shareholders of the Company to be held November 9, 1998. Only shareholders of record as of September 28, 1998 will be entitled to notice of, and to vote at, the Special Meeting. Each share is entitled to one vote on the matters at this Special Meeting.

     The cost of soliciting Proxies will be borne by the Company. In addition to use of the mails, Proxies may be solicited personally or by telephone or telegraph by directors and officers who will not be specially compensated for such solicitation. The Company has engaged American Stock Transfer and Trust Company (sometimes herein referred to as AST & T) as its transfer agent, to solicit Proxies held by brokers and nominees. Brokerage firms and other custodians, nominees and fiduciaries will be requested to forward these soliciting materials to their principals and the Company will, upon request, reimburse them for the reasonable expenses of doing so. The transfer books of AST & T will remain open between the record date and meeting date.

     This Proxy Statement and enclosed Proxy were first mailed to the Company's shareholders on or about September 30, 1998.

     Your Proxy is important in helping to achieve good representation at the meeting. Any shareholder giving a Proxy has the right to revoke it at any time before it is exercised; therefore, execution of the Proxy will not in any way affect the shareholder's right to attend the meeting in person. Revocation may be made prior to the meeting by written revocation or duly executed Proxy bearing a later date sent to the Company, Attention: Arthur E. Strout, Secretary, Two Elm Street, Camden, Maine 04843; or a Proxy may be revoked personally at the Special Meeting by written notice to the Secretary at the Special Meeting prior to the voting of the Proxy. In the absence of specific instructions to the contrary, shares represented by properly executed Proxies received by Management, including unmarked Proxies, will be voted in favor of the proposals described herein.

     The holders of a majority of the Company's outstanding shares of common stock, present in person or by Proxy, are required for a quorum at the meeting. The Company had 2,248,060 shares of common stock outstanding on September 28, 1998, the record date for this meeting. If a quorum is present at the meeting the affirmative vote of a simple majority of shares voting is required to amend the Articles of Incorporation to increase the number of authorized shares of Common Stock from 5,000,000 shares to 10,000,000 shares. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted to shareholders for a vote.
If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

         SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

As of September 28, 1998, there were 2,248,060 shares of the Common Stock outstanding, no par value, held of record by 791 shareholders. Only shareholders of record as of September 28, 1998 shall be entitled to vote at the Special Meeting and each share is entitled to one vote.

The following table sets forth information with respect to the beneficial ownership of the Common Stock as of September 28, 1998, by (i) each person known by the Company to own beneficially more than five (5) percent of the Company's outstanding Common Stock, (ii) each current director of the Company, and (iii) all executive officers and directors of the Company as a group. Except as otherwise indicated below, each of the directors, executive officers and shareholders owning more than five (5) percent of the Common Stock has sole voting and investment power with respect to all shares of stock beneficially owned by him as set forth opposite his name.
                                                            Percentage of
                                       Amount of             Common Stock
5% or Greater Shareholders:           Common Stock            Outstanding

Kenneth C. & Prudence G. Dickey         281,464                  12.5
13 Curtis Avenue
Camden, ME 04843

Estate of Gilbert C. Harmon             128,820                   5.7
P.O. Box 190
Camden, ME 04843

Directors and Certain Executive Officers:

Peter T. Allen                           3,150                     *
Ann W. Bresnahan                         7,980                     *
Royce M. Cross                           2,594                     *
Robert W. Daigle                        10,658                     *
Robert J. Gagnon                           676                     *
John W. Holmes                           1,470                     *
Rendle A. Jones                         16,283                     *
John S. McCormick, Jr.                   6,000                     *
Keith C. Patten                        103,402                    4.6
Richard N. Simoneau                      7,080                     *
Arthur E. Strout                        14,865                     *
Executive Officers & Directors
as a group (20 persons):               199,329                    8.9

________________________________
 *   Less than one (1) percent.
(1) Includes 150 shares over which voting and dispositive power are shared with spouse.
(2) Includes 1,980 shares over which voting and dispositive power are shared with spouse.
(3)  Includes 10,000 shares underlying stock options exercisable within 60 days.
(4) Includes 5,760 shares over which voting and dispositive power are shared with spouse; and 60,000 shares underlying stock options exercisable within 60 days.
(5) Shared voting and/or dispositive power over some shares; includes 19,000 shares underlying stock options exercisable within 60 days.



                                  PROPOSAL 1

TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK WHICH THE COMPANY HAS THE AUTHORITY TO ISSUE FROM 5,000,000 SHARES TO 10,000,000 SHARES

On August 25, 1998, the Board of Directors adopted an amendment to the Company's Articles of Incorporation, subject to approval by the shareholders, to increase the number of authorized shares of Common Stock from 5,000,000 shares to 10,000,000 shares. The Board of Directors also directed that the proposed amendment be submitted for action at the Special Meeting of Shareholders to be held on November 9, 1998.

The Company's Articles of Incorporation currently authorizes the issuance of a total of 5,000,000 shares of Common Stock, no par value. The proposed amendment will increase the total number of authorized shares to 10,000,000. The amendment will modify the first paragraph of Article FOURTH of the Articles of Incorporation to read as follows:

     FOURTH:  There shall be only one class of shares - common.
                   Par value of each (if none, so state) - none.
                   Number of shares authorized - 10,000,000

     The aggregate par value of all authorized shares having a par value is none. The total number of authorized shares without par value is 10,000,000 shares.

The additional shares of Common Stock for which authorization is sought would be identical to the shares of Common Stock now authorized. If the proposed amendment is adopted, it will become effective upon the filing of the proposed amendment with the Maine Secretary of State.

On August 25, 1998, the Board of Directors authorized a three-for-one split of the Company's Common Stock, subject to receipt of shareholder approval of an amendment to the Company's Articles of Incorporation to increase the Company's authorized Common Stock. An increase in the authorized Common Stock is necessary to permit the split to occur since the Company does not have a sufficient number of authorized but unissued shares to carry out the split.
The Board of Directors believes that the adoption of the proposed amendment to the Articles of Incorporation is advantageous to the Company and its shareholders. It would provide sufficient authorized shares of Common Stock to effect the three-for-one stock split.

In the event shareholder approval of this proposal is obtained, after giving effect to the proposed three-for-one stock split, the Company would have a total of 3,255,820 authorized but unissued shares of Common Stock remaining available pursuant to its Articles of Incorporation, of which 274,500 shares would be reserved for issuance under the Company's stock option plan. These additional authorized shares of Common Stock will restore the Company's flexibility to issue Common Stock as the Board of Directors believes advisable. The additional authorized shares of Common Stock could be used from time to time for corporate purposes which the Board of Directors may deem desirable, including without limitation, issuances for stock splits, stock dividends or other distributions, financings, acquisitions, stock grants, stock options and employee benefit plans. The authorized but unissued shares of Common Stock could also be used by the incumbent Board of Directors to make a change in control of the Company more difficult. Under certain circumstances, such shares could be used to frustrate persons seeking to effect a takeover or otherwise gain control of the Company. For example, it may be possible to privately place shares with purchasers who might assist the Board in opposing a hostile takeover bid.

Holders of Common Stock do not have preemptive rights to subscribe to any future issuances of Common Stock by the Company. Therefore, any future issuances of Common Stock could dilute the ownership percentage and voting control of current shareholders and decrease the per share earnings ratio and other per share ratios.

The Company currently has no plans, understandings or agreements to issue additional authorized shares of Common Stock other than to effect the three-for-one stock split declared in August 1998. Unless required by law or the rules of American Stock Exchange, or other stock exchange on which the Common Stock may then be listed, no further authorization or vote of Company shareholders will be needed for the issuance of any authorized shares.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSED AMENDMENT
              TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK

                                OTHER MATTERS

Management knows of no other matters which may properly be and are likely to be brought before the meeting, other than the matter discussed herein. However, if any other matters properly come before the meeting, the persons named in the enclosed proxy will vote in accordance with their best judgment.

                                VOTING PROXIES

The Board of Directors recommends an affirmative vote on the proposal specified. Proxies will be voted as specified. If signed proxies are returned without specifying an affirmative or negative note on any proposal, the shares represented by such proxies will be voted in favor of the Board of Directors' recommendation.

                                By order of the Board of Directors




                                 Arthur E. Strout
                                 Secretary